Exhibit 99.1

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     NEWS RELEASE
                                    C O R P O R A T E    H E A D Q U A R T E R S
                                                          6407-B NE 117th Avenue
                                                        Vancouver, WA  98662 USA
                                           Tel. +360-253-2346  Fax +360-253-4830
                                                                    www.WPEC.com

                                THE POWER IS ON!

                       WESTERN POWER & EQUIPMENT ANNOUNCES
                      LONG-TERM MATERIALS PURCHASE CONTRACT
                            FOR MINING OPERATION WITH
                            VULCAN MATERIALS COMPANY


     Vancouver, Washington--August 18, 2005--Western Power & Equipment Corp. (OTCBB: WPEC), a vertically integrated provider of construction and industrial equipment and building materials throughout the Western United States, today announced that its mining subsidiary, Arizona Pacific Materials (APM), has entered into a long-term contract to supply aggregate materials (crushed minerals for building and construction projects) to Vulcan Materials Company's Western Division (NYSE:VMC). The contract calls for Vulcan to purchase a minimum of 500,000,000 pounds of aggregate a year for five years. Vulcan will be setting up its own asphalt plant on APM's mining site to use the aggregate produced under the contract. It is expected that Vulcan will have its plant up and running prior to calendar year end. Vulcan has the option of extending the contract for two additional five-year periods.

     "We have worked hard at getting the mining operation up and running and we are now producing aggregate in high volume for customers. We are pleased to be awarded this contract to supply much of Vulcan's aggregate needs in the fast growing Phoenix, Arizona metropolitan market," said Dean McLain, President and Chief Executive Officer of Western Power & Equipment. "We anticipate entering into additional agreements for significant quantities of aggregate products in the near future as we continue to ramp up the mining operation's production," added McLain.

     Western returned to profitability in its fiscal year ending July 31, 2003 and continued its turnaround with net income of $1.9 million for its fiscal year ended July 31, 2004 (a 364% increase in net income over the previous fiscal year). Western reported year-to-date net income of $636,000 for the first three quarters of its current fiscal year (ending April 30, 2005).

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ABOUT WESTERN POWER & EQUIPMENT CORP.

     Western Power & Equipment Corp. sells, leases, rents, and services construction and industrial equipment for Case Corporation and over 30 other manufacturers. The company currently operates 14 facilities in Washington, Oregon, Nevada, California, and Alaska. The company's Arizona Pacific Materials subsidiary owns and operates aggregate mines in Phoenix and Flagstaff, Arizona. Western is publicly traded on the NASDAQ Over The Counter Bulletin Board (OTCBB). For more information, please contact the company at 6407-B N.E. 117th Avenue, Vancouver, WA 98662; telephone, 360-253-2346; fax, 360-253-4830; email:
webmaster@westernpower.com; or visit the company's web site http://www.wpec.com.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information contained herein relating to projected revenues, growth, income, potential costs savings, and future results and events constitute forward-looking statements. Actual results may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuation in the construction and industrial sectors and general economic cycles; the success of the Company's entry into new markets; the success of the Company's operation of the acquired business; industry conditions and competitors; competitive pricing; the Company's relationship with suppliers; relations with the Company's employees; the Company's ability to manage its operating costs and to integrate the acquired businesses in an effective manner; the continued availability of financing; governmental regulations and environmental matters; and risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

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PRESS, SHAREHOLDER, AND INVESTOR INQUIRIES:

Mark J. Wright
Vice President of Finance & Chief Financial Officer
Western Power & Equipment Corp.
(360) 253-2346

Richard Cooper
Strategic Growth International, Inc.
(212) 838-1444 E-mail: rcooper@sgi-ir-com